As filed with the Securities and Exchange Commission on February 5, 1997

                                                Registration Nos. 333-_____
                                                                  333-_____-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             Leucadia National Corporation                                          Leucadia Capital Trust I
 (Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its Trust Agreement)
                        New York                                                            Delaware
(State or other jurisdiction of incorporation or organization)  (State or other jurisdiction of incorporation or organization)
                          6199                                                                 [  ]
(Primary standard industrial classification code number)          (Primary standard industrial classification code number)
                         13-26155                                                          Applied For
          (l.R.S. Employer Identification No.)                                  (I.R.S. Employer Identification No.)

                                                                        c/o Leucadia National Corporation
                 315 Park Avenue South                                        315 Park Avenue South
               New York, N.Y. 10010-3607                                    New York, N.Y. 10010-3607
                     (212) 460-1900                                              (212) 460-1900
(Address, including zip code, and telephone number,  including   (Address,  including zip code, and telephone number,
area code, of registrant's principal executive offices)           including area code, of registrant's  principal executive offices)


                                JOSEPH A. ORLANDO
                   Vice President and Chief Financial Officer
                          Leucadia National Corporation
                              315 Park Avenue South
                            New York, N.Y. 10010-3607
                                 (212) 460-1900

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 with a copy to:

                             STEPHEN E. JACOBS, ESQ.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


      Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. |_|



                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================

               Title of Each Class                                                              Proposed Maximum        Amount of
                  of Securities                          Amount to Be       Proposed Minimum   Aggregate Offering     Registration
                 to Be Registered                         Registered        Offering Price(1)       Price(1)               Fee
====================================================================================================================================
8.65% Capital Trust Pass-through Securities(SM) of         $150,000,000             100%            $150,000,000           $45,455
Leucadia Capital Trust I .........................
------------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest Debentures due
2027 of Leucadia National Corporation (2).........              N/A                 N/A                  N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
Leucadia National Corporation Guarantee with respect
to the Capital Trust Pass-Through Securities(SM) (3)            N/A                 N/A                  N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
Total (4).........................................       $150,000,000             100%           $150,000,000(5)         $45,455
====================================================================================================================================

(1)  Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures were purchased by Leucadia Capital Trust I with the proceeds of the sale of the Capital Trust Pass-through Securities(SM) (the "Old Capital Securities"). No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures distributed upon any liquidation of Leucadia Capital Trust I.
(3) No separate consideration will be received for the Leucadia National Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Leucadia National Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of Leucadia National Corporation under the Indenture, the rights of holders of Capital Securities of Leucadia Capital Trust I under a Declaration of Trust and the rights of holders of the Capital Securities under the Guarantee of
     Leucadia   National   Corporation,   which   taken   together   fully   and
     unconditionally guarantee the obligations of Leucadia Capital Trust I under the Capital Securities.
(5) Such amount represents the aggregate liquidation amount of the Capital Securities to be issued and exchanged hereunder and the principal amount of Junior Subordinated Deferrable Interest Debentures that may be distributed upon liquidation of Leucadia Capital Trust I.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date or until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 5, 1997

PROSPECTUS


                                  $150,000,000
                            LEUCADIA CAPITAL TRUST I
                    OFFER TO EXCHANGE ITS 8.65% CAPITAL TRUST
                       PASS-THROUGH SECURITIES(SM) (TRUPS(SM))
               WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 8.65%
                CAPITAL TRUST PASS-THROUGH SECURITIES(SM) (TRUPS(SM))

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          LEUCADIA NATIONAL CORPORATION


                  The Exchange Offer and Withdrawal Rights will
                   expire at 5:00 p.m., New York City time, on
                     _______________, 1997, unless extended.


                  Leucadia Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate liquidation amount of its 8.65% Capital Trust Pass-through Securities(SM) (TRUPS(SM)) (liquidation amount $1,000 per Capital Security) (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.65% Capital Trust Pass-through Securities(SM) (TRUPS(SM)) (liquidation amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $150,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, Leucadia National Corporation, a New York corporation (the "Company"), is also exchanging (i) its guarantee with respect to the payment of distributions and other payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee"), and (ii) all of its outstanding 8.65% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Old Subordinated Debt Securities"), of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.65% Junior Subordinated Deferrable Interest Debentures due 2027 (the "New Subordinated Debt Securities"), which New Guarantee and New Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debt Securities are collectively referred to herein as the "Old Securities"

(continued from cover page)

and the New Capital Securities, the New Guarantee and the New Subordinated Debt Securities are collectively referred to herein as the "New Securities."

                  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of the Capital Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated January 21, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Salomon Brothers Inc, as representative of the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

                  SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE NEW SUBORDINATED DEBT SECURITIES AND THE NEW CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is ________ __, 1997.

                  The Old Capital Securities and the New Capital Securities are referred to as the "Capital Securities." The Old Capital Securities represent and the New Capital Securities when issued will represent undivided beneficial interests in the assets of the Trust. The Company owns all of the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Common Securities and the Capital Securities (together, the "Trust Securities") and investing the proceeds thereof in the Subordinated Debt Securities (as defined herein) and certain other limited activities described herein.

                  The Old Subordinated Debt Securities and the New Subordinated Debt Securities are referred to as the "Subordinated Debt Securities" and the Old Guarantee and the New Guarantee are referred to as the "Guarantee." The Old Subordinated Debt Securities and the Old Guarantee are, and the New Subordinated Debt Securities and the New Guarantee when issued will be, unsecured obligations of the Company, and are or will be, as the case may be, subordinate and junior in right of payment to other existing and future indebtedness of the Company, as described herein. Upon a Declaration Event of Default (as defined herein), the holders of the Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of redemption, liquidation and otherwise.

                  Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 8.65% per annum of the liquidation amount of $1,000 per Capital Security, accruing from



                                      (ii)

(continued from cover page)

January 21, 1997, the date of original issuance of the Old Capital Securities, and (subject to extension of distribution payment periods described below) payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 1997 ("distributions"). The payment of distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of the Capital Securities, as set forth below, are guaranteed by the Company as described herein. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal (or premium, if any) or other payments on the Subordinated Debt Securities held by the Trust.

                  The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture (as defined herein), including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "Risk Factors -- Guarantee Covers Distributions and Other Payments Only to the Extent the Trust Has Available Funds; Related Remedies." The obligations of the Company under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company and are also effectively subordinate to claims of creditors of the Company's subsidiaries. At September 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would be effectively ranked senior to the Guarantee and the Subordinated Debt Securities was approximately $3,805,301,000, exclusive of customer banking deposits ("Deposits"). At September 30, 1996, after giving effect to the issuance in October 1996 of the Company's 7 7/8% Senior Subordinated Notes due 2006 (the "7 7/8% Notes") and the related repurchase of certain of the Company's 10 3/8% Senior Subordinated Notes due 2002 (the "10 3/8% Notes"), the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would be effectively ranked senior to the Guarantee and the Subordinated Debt Securities was approximately $3,837,391,000, exclusive of Deposits. See "Capitalization." There are no terms in the Subordinated Debt Securities, the Capital Securities or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. The holders of the Common Securities will be entitled to receive distributions upon any liquidation of the Trust pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

                  The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities, which are the sole assets of the Trust.

                  The Company has the right, subject to the conditions set forth herein, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual periods (each such extended interest payment period, an "Extension Period"), provided that no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Capital Securities and the Common Securities will also be deferred and the Company (subject to certain exceptions set forth herein) will not be permitted to declare or pay any such distributions with respect to the Company's capital stock (which currently consists of common shares) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debt Securities. During any such Extension Period, interest will continue to accrue on the Subordinated Debt Securities for United States federal income tax purposes in respect of such deferred interest. As a result, during any Extension Period, holders of the Capital



                                      (iii)

(continued from cover page)

Securities will be required to include deferred income in their gross income for United States federal income tax purposes on the deferred amounts in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 10 consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period for Up to Five Years and Consequent Deferral of Distribution on Capital Securities" and "Certain Federal Income Tax Consequences -- US Holders -- Original Issue Discount."

                  The Subordinated Debt Securities are redeemable by the Company at the Call Price (as defined herein), plus accrued and unpaid interest to the date of redemption, in whole or in part, at any time and from time to time, on or after January 15, 2007 (the "Optional Redemptions"). In certain limited circumstances described herein, upon the occurrence of a Tax Event (as defined herein), the Subordinated Debt Securities also are redeemable by the Company, in whole or in part at any time, at par, together with accrued and unpaid interest thereon to the date of the redemption. Upon redemption by the Company or at maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis its Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured at a redemption price (the "Redemption Price") equal to (i) $1,000 per Trust Security, if redeemed either upon the maturity of the Subordinated Debt Securities or upon the occurrence and continuation of a Tax Event under certain limited circumstances described herein, or (ii) in the case of Optional Redemptions of the Subordinated Debt Securities, an amount per Trust Security equal to the product of $1,000 and the applicable percentage used to determine the Call Price for the Subordinated Debt Securities being redeemed, plus in all cases, accrued and unpaid distributions on such Trust Securities to the date fixed for redemption. See "Description of the Capital Securities -- Redemption." The Capital Securities will be redeemed upon maturity of the Subordinated Debt Securities, whereupon the Trust will be dissolved. See "Description of the Capital Securities -- Tax Event Redemption" and "Description of the Subordinated Debt Securities."

                  The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the Subordinated Debt Securities must be distributed to the holders of the Trust Securities, on a pro rata basis, in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

                  In the event of the involuntary or voluntary dissolution of the Trust, other than in connection with a redemption or maturity of Subordinated Debt Securities as described above, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the holders of the Capital Securities generally will be entitled to receive the stated liquidation amount thereof plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by the Trust are distributed to the holders of the Trust Securities issued by the Trust as would be required in certain circumstances. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

                  The Old Capital Securities have been issued and may be transferred only in blocks having a stated liquidation amount or an aggregate principal amount, as the case may be, of not less than $100,000 (100 Old Capital Securities). See "Description of the Capital Securities -- Restrictions on Transfer." The New Capital Securities will not be so restricted.

                  Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as



                                      (iv)

(continued from cover page)

defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.

                  Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                  In that regard, each Exchanging Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

                  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although Salomon Brothers Inc, Jefferies & Company, Inc. and Credit Suisse First Boston Corporation, the initial purchasers of the Old Capital Securities (the "Initial Purchasers") informed the Company and the Trust in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities, they are not obligated to make a market in the Old Capital Securities or the New Capital Securities, and any such market-making may be discontinued at any time without notice in the sole discretion of the Initial Purchasers. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust currently intend to apply for listing of the New Capital Securities as debt securities on the New York Stock Exchange.



                                       (v)

(continued from cover page)

                  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

                  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

                  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ___________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a liquidation amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 liquidation amount (1 Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative distributions from the most recent Distribution Payment Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from January 21, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distribution has been paid or duly provided for, from and after January 21, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of ________ __, 1997.

                  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.




                                      (vi)

                  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY (COLLECTIVELY, "PLANS"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.




                                      (vii)

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104 on which certain securities of the Company are listed.

                  The Company and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C.

                  No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations, is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities and issuing the Trust Securities. All of the Common Securities of the Trust are owned by the Company and the Company's obligations described herein under the Indenture, the Declaration (including its obligations to pay costs, expenses, debts and other obligations of the Trust, other than with respect to the Trust Securities), the Subordinated Debt Securities and the Guarantee, taken together, constitute a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "The Trust," "Description of the Capital Securities," "Description of the Subordinated Debt Securities" and "Description of the Guarantee." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Company (File No. 1-5721) with the Commission are incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report");

         (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

         (iii)  the Company's Current Report on Form 8-K dated January 14, 1997.

                  All documents filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE COMPANY AT 315 PARK AVENUE SOUTH, NEW YORK, NY 10010 (TELEPHONE NUMBER (212) 460-1900), ATTENTION:
CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________, 1997.

                                     SUMMARY

                  The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Prospective investors should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, the "Company" means Leucadia National Corporation and its subsidiaries, except as the context otherwise may require.

                            LEUCADIA CAPITAL TRUST I

                  The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 10, 1997 (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 10, 1997. The Trust's business and affairs are conducted by its trustees: initially, The Chase Manhattan Bank, as Institutional Trustee (as defined herein), and Chase Manhattan Bank Delaware, as Delaware Trustee (as defined herein). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds from the sale of the Common Securities and Capital Securities to acquire the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer. Accordingly, the Subordinated Debt Securities are the sole asset of the Trust, and payments under the Subordinated Debt Securities will be the sole revenue of the Trust. All of the Common Securities are owned by the Company. The principal place of business of the Trust is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010 (telephone number (212) 460-1900).

                          LEUCADIA NATIONAL CORPORATION

                  The Company is a diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, life and health insurance, banking and lending and manufacturing. The Company concentrates on return on investment and cash flow to build long-term shareholder value, rather than emphasizing volume or market share. Additionally, the Company continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses in order to maximize shareholder value.

                  The principal executive offices of the Company are located at 315 Park Avenue South, New York, New York 10010 (telephone number (212) 460-1900).

                               THE EXCHANGE OFFER


The Exchange Offer....................   Up to $150,000,000 aggregate
                                         liquidation amount of New Capital
                                         Securities are being offered in
                                         exchange for a like aggregate
                                         liquidation amount of Old Capital
                                         Securities. Old Capital Securities may
                                         be tendered for exchange in whole or in
                                         part in a liquidation amount of
                                         $100,000 (100 Old Capital Securities)
                                         or any integral multiple of $1,000 in
                                         excess thereof provided that if any Old
                                         Capital Securities are tendered in
                                         exchange for part, the untendered
                                         liquidation amount must be $100,000 or
                                         any integral multiple of $1,000 in
                                         excess thereof. The Company and the
                                         Trust are making the Exchange Offer in
                                         order to satisfy their obligations
                                         under the Registration Rights

                                         Agreement relating to the Old Capital
                                         Securities. For a description of the
                                         procedures for tendering Old Capital
                                         Securities, see "The Exchange Offer --
                                         Procedures for Tendering Old Capital
                                         Securities."

Expiration Date.......................   The Expiration Date of the Exchange
                                         Offer will be 5:00 p.m., New York City
                                         time, on ___________, 1997, unless the
                                         Exchange Offer is extended by the
                                         Company and the Trust. See "The
                                         Exchange Offer -- Expiration Date;
                                         Extensions; Amendments."

Conditions to
Exchange Offer........................   The Exchange Offer is subject to
                                         certain conditions, which may be waived
                                         by the Company and the Trust in their
                                         sole discretion. The Exchange Offer is
                                         not conditioned upon any minimum
                                         liquidation amount of Old Capital
                                         Securities being tendered. See "The
                                         Exchange Offer -- Conditions to
                                         Exchange Offer."

                                         The Company and the Trust reserve the
                                         right in their sole discretion, subject
                                         to applicable law, at any time and from
                                         time to time, (i) to delay the
                                         acceptance of the Old Capital
                                         Securities for exchange, (ii) to
                                         terminate the Exchange Offer if certain
                                         specified conditions have not been
                                         satisfied, (iii) to extend the
                                         Expiration Date of the Exchange Offer
                                         and retain all Old Capital Securities
                                         tendered pursuant to the Exchange
                                         Offer, subject, however, to the right
                                         of holders of Old Capital Securities to
                                         withdraw their tendered Old Capital
                                         Securities, or (iv) to waive any
                                         condition or otherwise amend the terms
                                         of the Exchange Offer in any respect.
                                         See "The Exchange Offer -- Expiration
                                         Date; Extensions; Amendments."

Withdrawal Rights.....................   Tenders of Old Capital Securities may
                                         be withdrawn at any time on or prior to
                                         the Expiration Date by delivering a
                                         written notice of such withdrawal to
                                         The Chase Manhattan Bank, as Exchange
                                         Agent (the "Exchange Agent"), in
                                         conformity with certain procedures set
                                         forth below under "The Exchange Offer
                                         -- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities................   Tendering holders of Old Capital
                                         Securities must complete and sign a
                                         Letter of Transmittal in accordance
                                         with the instructions contained therein
                                         and forward the same by mail, facsimile
                                         or hand delivery, together with any
                                         other required documents, to the
                                         Exchange Agent, either with the Old
                                         Capital Securities to be tendered or in
                                         compliance with the specified
                                         procedures for guaranteed delivery of
                                         Old Capital Securities. Certain
                                         brokers, dealers, commercial banks,
                                         trust companies and other nominees
                                         may also effect tenders by book-entry
                                         transfer, including an Agent's Message
                                         in lieu of the Letter of Transmittal.
                                         Holders of Old Capital Securities
                                         registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee are urged to contact
                                         such person promptly if they wish to
                                         tender Old Capital Securities pursuant
                                         to the Exchange Offer. See "The
                                         Exchange Offer -- Procedures for
                                         Tendering Old Capital Securities."

                                         Letters of Transmittal and certificates
                                         representing Old Capital Securities
                                         should not be sent to the Company or
                                         the Trust. Such documents should only
                                         be sent to the Exchange Agent.
                                         Questions regarding how to tender and
                                         requests for information should be
                                         directed to the Exchange Agent. See
                                         "The Exchange Offer -- Exchange Agent."

Resales of New
Capital Securities....................   Based on interpretations by the staff
                                         of the Commission as set forth in
                                         no-action letters issued to third
                                         parties, the Company and the Trust
                                         believe that the New Securities issued
                                         pursuant to the Exchange Offer may be
                                         offered for resale, resold or otherwise
                                         transferred by holders thereof (other
                                         than any holder that is an "affiliate"
                                         of the Company or the Trust as defined
                                         under Rule 405 of the Securities Act)
                                         without compliance with the
                                         registration and prospectus delivery
                                         provisions of the Securities Act;
                                         provided that such New Securities are
                                         acquired in the ordinary course of such
                                         holders' business and such holders are
                                         not engaged in, and do not intend to
                                         engage in, a distribution of such New
                                         Securities and have no arrangement or
                                         understanding with any person to
                                         participate in the distribution of such
                                         New Securities. However, the staff of
                                         the Commission has not considered the
                                         Exchange Offer in the context of a no-
                                         action letter, and there can be no
                                         assurance that the staff of the
                                         Commission would make a similar
                                         determination with respect to the
                                         Exchange Offer as in such other
                                         circumstances. By tendering the Old
                                         Capital Securities in exchange for New
                                         Capital Securities, each holder, other
                                         than a broker-dealer, will represent to
                                         the Company and the Trust that: (i) it
                                         is not an affiliate of the Company or
                                         the Trust (as defined under Rule 405 of
                                         the Securities Act); (ii) any New
                                         Capital Securities to be received by it
                                         were acquired in the course of its
                                         ordinary business; and (iii) it is not
                                         engaged in, and does not intend to
                                         engage in, a distribution of the New
                                         Capital Securities and has no
                                         arrangement or understanding with any
                                         person to participate in a distribution
                                         (within the meaning of the Securities
                                         Act) of the New Capital Securities.

                                         Each broker-dealer that receives New
                                         Capital Securities for its own account
                                         pursuant to the Exchange Offer must
                                         acknowledge that it will deliver a
                                         prospectus in connection with any
                                         resale of such New Capital Securities.
                                         The Letter of Transmittal states that
                                         by so acknowledging and by delivering a
                                         prospectus, a broker-dealer will not be
                                         deemed to admit that it is an
                                         "underwriter" within the meaning of the
                                         Securities Act. This Prospectus, as it
                                         may be amended or supplemented from
                                         time to time, may be used by a
                                         broker-dealer in connection with
                                         resales of New Capital Securities
                                         received in exchange for Old Capital
                                         Securities where such Old Capital
                                         Securities were acquired by such
                                         broker-dealer as a result of
                                         market-making activities or other
                                         trading activities. The Company and the
                                         Trust have agreed that, starting on the
                                         date on which the Exchange Offer is
                                         consummated and ending on the close of
                                         business one year after such date, they
                                         will make this Prospectus available to
                                         any broker-dealer for use in connection
                                         with any such resale. See "Plan of
                                         Distribution."

                                         In that regard, each Exchanging Dealer
                                         who surrenders Old Capital Securities
                                         pursuant to the Exchange Offer will be
                                         deemed to have agreed, by execution of
                                         the Letter of Transmittal or delivery
                                         of an Agent's Message, that, upon
                                         receipt of notice from the Company or
                                         the Trust of the occurrence of any
                                         event or the discovery of any fact
                                         which makes any statement contained or
                                         incorporated by reference in this
                                         Prospectus untrue in any material
                                         respect or which causes this Prospectus
                                         to omit to state a material fact
                                         necessary in order to make the
                                         statements contained or incorporated by
                                         reference herein, in the light of the
                                         circumstances under which they were
                                         made, not misleading, or of the
                                         occurrence of certain other events
                                         specified in the Registration Rights
                                         Agreement, such Exchanging Dealer will
                                         suspend the sale of New Securities
                                         pursuant to this Prospectus until the
                                         Company or the Trust has amended or
                                         supplemented this Prospectus to correct
                                         such misstatement or omission and has
                                         furnished copies of the amended or
                                         supplemented Prospectus to such
                                         Exchanging Dealer, or the Company or
                                         the Trust has given notice that the
                                         sale of the New Securities may be
                                         resumed, as the case may be.

Exchange Agent........................   The Exchange Agent is The Chase
                                         Manhattan Bank. The address and
                                         telephone and facsimile numbers of the
                                         Exchange Agent are set forth under "The
                                         Exchange Offer -- Exchange Agent" and
                                         in the Letter of Transmittal.

Use of Proceeds.......................   Neither the Company nor the Trust will
                                         receive any cash proceeds from the
                                         issuance of the New Capital Securities
                                         offered hereby. See "Use of Proceeds."

Certain Federal Income
Tax Consequences; ERISA
Considerations........................   Holders of Old Capital Securities
                                         should review the information set forth
                                         under "Certain Fderal Income Tax
                                         Consequences" and "Certain ERISA
                                         Considerations" prior to tendering Old
                                         Capital Securities in the Echange
                                         Offer.

                             THE CAPITAL SECURITIES

          The Exchange Offer applies to the Old Securities. The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

Securities Offered...................    $150,000,000 aggregate liquidation
                                         amount of the Capital Securities
                                         (liquidation amount $1,000 per Capital
                                         Security).

General..............................    The Capital Securities represent
                                         undivided beneficial interests in the
                                         Trust's assets, which consist solely of
                                         the Subordinated Debt Securities. The
                                         Subordinated Debt Securities, in which
                                         the proceeds of the Trust Securities
                                         are invested, mature on January 15,
                                         2027, unless the Subordinated Debt
                                         Securities are redeemed by the Company
                                         prior to such maturity as described
                                         under "Description of the Capital
                                         Securities-Redemption" and "Description
                                         of the Capital Securities-Tax Event
                                         Redemption."

Distributions........................    The distributions payable on the
                                         Capital Securities are fixed at a rate
                                         per annum of 8.65% of the stated
                                         liquidation amount of $1,000 per
                                         Capital Security and will be
                                         cumulative, will accrue from January
                                         21, 1997, the date of original issuance
                                         of the Old Capital Securities, and
                                         (subject to the extensions of
                                         distribution payment periods described
                                         below) are payable semiannually, in
                                         arrears, on January 15 and July 15 of
                                         each year, commencing July 15, 1997.
                                         See "Description of the Capital
                                         Securities-Distributions."

Option to Extend Interest
Payment Period.......................    The Company has the right, at any time,
                                         subject to certain conditions, to defer
                                         payments of interest on the
                                         Subordinated Debt Securities for
                                         Extension Periods, each not exceeding
                                         10 consecutive semiannual periods;
                                         provided that no Extension Period may
                                         extend beyond the maturity date of the
                                         Subordinated Debt Securities. As a
                                         consequence of the Company's extension
                                         of the interest payment period on the
                                         Subordinated Debt Securities,
                                         distributions on the Capital Securities
                                         would be deferred (though such
                                         distributions would continue to accrue
                                         interest at a rate of 8.65% per annum
                                         compounded semiannually (to the extent
                                         permitted by law)). In the event the
                                         Company exercises its right to extend
                                         an interest payment period, then during
                                         any Extension Period, subject to
                                         certain exceptions, (i) the Company
                                         shall not declare or pay any dividend
                                         on, make any distributions with respect
                                         to, or redeem, purchase, acquire or
                                         make a liquidation payment with respect
                                         to, any of its capital stock or rights
                                         to acquire such capital stock or make
                                         any guarantee payments with respect to
                                         any guarantee by the Company of the
                                         debt securities of any subsidiary of
                                         the Company if such guarantee ranks
                                         pari passu with or junior in interest
                                         to the Subordinated Debt Securities
                                         (other than payments on the Guarantee
                                         and the Common Securities Guarantee (as
                                         defined herein)) and (ii) the Company
                                         shall not make any payment of interest
                                         on or principal of (or premium, if any,
                                         on), or repay, repurchase or redeem,
                                         any debt securities issued by the
                                         Company which rank pari passu with or
                                         junior to the Subordinated Debt
                                         Securities. Upon the termination of any
                                         Extension Period and the payment of all
                                         amounts then due, the Company may
                                         commence a new Extension Period,
                                         subject to certain requirements. See
                                         "Description of the Subordinated Debt
                                         Securities -- Option to Extend Interest
                                         Payment Period." Should an Extension
                                         Period occur with respect to the
                                         Capital Securities, holders of the
                                         Capital Securities will continue to
                                         recognize interest income for United
                                         States federal income tax purposes,
                                         notwithstanding the deferred receipt of
                                         payments which accrue during the
                                         Extension Period. As a result, such
                                         holders will be required to include
                                         such income in gross income for United
                                         States federal income tax purposes in
                                         advance of the receipt of cash, and
                                         such holders will not receive the cash
                                         from the Trust related to such income
                                         if such holders dispose of the Capital
                                         Securities prior to the record date for
                                         payment of distributions. See "Certain
                                         Federal Income Tax Consequences -- US
                                         Holders -- Original Issue Discount."

Liquidation..........................    The Company, as the holder of all of
                                         the Common Securities, has the right at
                                         any time to dissolve and liquidate the
                                         Trust (including, without limitation,
                                         upon the occurrence of a Tax Event)
                                         with the result that, after
                                         satisfaction of liabilities to
                                         creditors of the Trust (to the extent
                                         not satisfied by the Company), the
                                         Subordinated Debt Securities would be
                                         distributed to the holders of the Trust
                                         Securities on a pro rata basis in
                                         accordance with the respective stated
                                         liquidation amounts thereof, in
                                         liquidation of the Trust. In addition,
                                         the Trust will be dissolved and
                                         liquidated under certain other
                                         circumstances. See "Description of the
                                         Capital Securities -- Liquidation
                                         Distribution upon Dissolution."

Liquidation Amount....................   In the event of the dissolution of the
                                         Trust, after satisfaction of
                                         liabilities to creditors of the Trust
                                         (to the extent not satisfied by the
                                         Company) holders of the Capital
                                         Securities issued by the Trust will be
                                         entitled to receive $1,000 per Capital
                                         Security plus an amount equal to
                                         accrued and unpaid distributions
                                         thereon to the date of payment, unless
                                         the Subordinated Debt Securities are
                                         distributed to holders of Trust
                                         Securities in exchange therefor. If
                                         such liquidation distribution can be
                                         paid only in part because the Trust has
                                         insufficient assets available to pay in
                                         full the aggregate liquidation
                                         distribution, then the amounts payable
                                         directly by the Trust on the Capital
                                         Securities shall be paid on a pro rata
                                         basis. The holders of the Common
                                         Securities will be entitled to receive
                                         distributions upon any such liquidation
                                         pro rata with the holders of the
                                         Capital Securities, except that if a
                                         Declaration Event of Default has
                                         occurred and is continuing, the Capital
                                         Securities shall have a priority over
                                         the Common Securities. See "Description
                                         of the Capital Securities --
                                         Liquidation Distribution Upon
                                         Dissolution."

Maturity..............................   Upon the repayment of the Subordinated
                                         Debt Securities at maturity, the
                                         proceeds from such repayment will be
                                         applied by the Institutional Trustee to
                                         redeem a like amount of Trust
                                         Securities, upon the terms and
                                         conditions described herein. See
                                         "Description of the Capital Securities
                                         -- Redemption."

Optional Redemption...................   The Company has the right to redeem the
                                         Subordinated Debt Securities on or
                                         after January 15, 2007, in whole or in
                                         part, at any time from time to time,
                                         subject to the conditions described in
                                         "Description of the Subordinated Debt
                                         Securities -- Redemption," at the Call
                                         Prices described herein, together with
                                         accrued and unpaid interest to the date
                                         of redemption. Upon the redemption of
                                         the Subordinated Debt Securities, the
                                         proceeds of such redemption will be
                                         applied by the Institutional Trustee to
                                         redeem a like amount of the Trust
                                         Securities pro rata at the applicable
                                         Redemption Price, upon the terms and
                                         conditions described herein. See
                                         "Description of the Capital Securities
                                         -- Redemption."

Tax Event Redemption..................   If at any time a Tax Event should occur
                                         and would continue despite dissolution
                                         of the Trust and distribution of the
                                         Subordinated Debt Securities to the
                                         holders of the Trust Securities, the
                                         Company may, within 90 days of the
                                         occurrence of such Tax Event, redeem
                                         the Subordinated Debt Securities in
                                         whole or in part in certain limited
                                         circumstances at a redemption price
                                         equal to the aggregate of the principal
                                         amount
                                         to be redeemed plus any accrued and
                                         unpaid interest to the redemption date.
                                         See "Description of the Capital
                                         Securities --Tax Event Redemption."
                                         Upon the redemption of the Subordinated
                                         Debt Securities, the proceeds of such
                                         redemption will be applied by the
                                         Institutional Trustee to redeem a like
                                         amount of the Trust Securities pro rata
                                         at the applicable Redemption Price,
                                         upon the terms and conditions described
                                         herein. See "Description of the Capital
                                         Securities --Redemption."

The Guarantee.........................   The payment of distributions out of
                                         moneys held by the Trust, payments on
                                         liquidation of the Trust and payment
                                         upon the redemption of Capital
                                         Securities, in each case, if required
                                         under the Declaration, are guaranteed
                                         by the Company as described herein
                                         under "Description of the Guarantee."
                                         The Guarantee covers payments of
                                         distributions and other payments on the
                                         Capital Securities only if and to the
                                         extent that the Trust has funds
                                         available therefor, which funds will
                                         not be available except to the extent
                                         the Company has made payments of
                                         interest or principal (or premium, if
                                         any) or other payments on the
                                         Subordinated Debt Securities. The
                                         Guarantee, when taken together with the
                                         Company's obligations under the
                                         Subordinated Debt Securities, the
                                         Declaration and the Indenture
                                         (including its obligations to pay
                                         costs, expenses, debts and other
                                         obligations of the Trust (other than
                                         with respect to the Trust Securities)),
                                         provides a full and unconditional
                                         guarantee on a subordinated basis by
                                         the Company of amounts due on the
                                         Capital Securities. The Company has
                                         also agreed separately to guarantee the
                                         obligations of the Trust with respect
                                         to the Common Securities as described
                                         herein under "Description of the
                                         Guarantee -- General."

Ranking...............................   The Common Securities rank pari passu
                                         with, and payments thereon will be made
                                         pro rata with, the Capital Securities,
                                         except that upon the occurrence and
                                         during the continuance of a Declaration
                                         Event of Default, the rights of the
                                         holders of the Common Securities to
                                         receive payment of periodic
                                         distributions and payments upon
                                         liquidation, redemption or otherwise
                                         will be subordinated to the rights of
                                         the holders of the Capital Securities.
                                         See "Description of the Capital
                                         Securities -- General." The
                                         Subordinated Debt Securities are
                                         unsecured and subordinate and junior in
                                         right of payment to the extent and in
                                         the manner set forth in the Indenture
                                         to all Senior Indebtedness of the
                                         Company. See "Description of the
                                         Subordinated Debt Securities." The
                                         Guarantee constitutes an unsecured
                                         obligation of the Company and ranks
                                         subordinate and junior in right of
                                         payment to the extent and in the manner
                                         set forth in the Guarantee to all
                                         Senior Indebtedness of the Company. The

                                         Company's obligations under the
                                         Guarantee and the Subordinated Debt
                                         Securities are also effectively
                                         subordinate to claims of creditors of
                                         the Company's subsidiaries. See
                                         "Description of the Guarantee."

Voting Rights.........................   Holders of the Capital Securities will
                                         have limited voting rights relating
                                         generally to the modification of the
                                         Capital Securities and the Guarantee
                                         and the exercise of the Trust's rights
                                         as the holder of the Subordinated Debt
                                         Securities. Holders of the Capital
                                         Securities will not be entitled to
                                         appoint, remove or replace the
                                         Institutional Trustee or the Delaware
                                         Trustee except upon the occurrence of
                                         certain events described herein. See
                                         "Description of the Capital Securities
                                         -- Voting Rights" and " -- Removal of
                                         Trustees; Appointment of Successors."

Absence of Market
for the New Capital
Securities............................   The New Capital Securities will be a
                                         new issue of securities for which there
                                         is currently no market. Although the
                                         Initial Purchasers informed the Company
                                         and the Trust in connection with the
                                         offering of the Old Capital Securities
                                         that they each intended to make a
                                         market in the Old Capital Securities,
                                         they are not obligated to make a market
                                         in the Old Capital Securities or the
                                         New Capital Securities, and any such
                                         market-making may be discontinued at
                                         any time without notice. Accordingly,
                                         there can be no assurance as to the
                                         development or liquidity of any market
                                         for the New Capital Securities. The
                                         Company and the Trust intend to apply
                                         for listing of the New Capital
                                         Securities as debt securities on the
                                         New York Stock Exchange.

Trading Price.........................   The Capital Securities are expected to
                                         trade in the secondary market at a
                                         price per Capital Security plus accrued
                                         and unpaid distributions, if any, to
                                         the date of settlement. Because the
                                         Capital Securities pay distributions at
                                         a fixed rate based on the fixed
                                         interest rate payable on the
                                         Subordinated Debt Securities, the
                                         trading price on the Capital Securities
                                         may decline if interest rates rise.

Transfer..............................   The Old Capital Securities have been
                                         issued, and may be transferred, only in
                                         blocks having a Liquidation Amount of
                                         not less than $100,000 (100 Old Capital
                                         Securities). Any transfer, sale or
                                         other disposition of Old Capital
                                         Securities resulting in a block having
                                         a Liquidation Amount of less than
                                         $100,000 shall be deemed to be void and
                                         of no legal effect whatsoever. The New
                                         Capital Securities will not be so
                                         restricted.

              For additional information with respect to the Capital Securities, see "Description of the Capital Securities," "Description of the Subordinated Debt Securities," "Description of the Guarantee" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS

               Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

               Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

ABSENCE OF PUBLIC TRADING MARKET; TRANSFER RESTRICTIONS

                  There is no existing trading market for the Capital Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of the Capital Securities to sell such securities or whether a trading market, if it develops, will continue to exist. If such a market were to exist, the Capital Securities could trade at prices higher or lower than their liquidation amounts, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of the Company. In the event that the Subordinated Debt Securities are distributed by the Trust to the holders of the Capital Securities, the preceding considerations would be equally applicable to the Subordinated Debt Securities. The Company and the Trust were advised by the Initial Purchasers in connection with the offering of the Old Capital Securities that they intended to make a market in the Old Capital Securities. However, the Initial Purchasers are not obligated to make a market in the Old Capital Securities or the New Capital Securities and any such market-making activity may be discontinued at any time without notice in the sole discretion of the Initial Purchasers. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. The Old Capital Securities have not been registered under the Securities Act, and are subject to significant restrictions on resale (including a prohibition on transfers resulting in blocks having a stated liquidation amount of less than $100,000 (100 Old Capital Securities)). Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" of the Company or the Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. Each tendering holder of the Old Capital Securities will be deemed to have made certain acknowledgments, representations and agreements. In addition, each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

             RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE
                      AND THE SUBORDINATED DEBT SECURITIES

               The obligations of the Company under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any) or premium, if any, or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. The Subordinated Debt Securities and the Guarantee also are effectively subordinated to all existing and future indebtedness, liabilities and obligations, including trade payables and Deposits, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries and is recognized as such. At September 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would be effectively ranked senior to the Guarantee and the Subordinated Debt Securities was approximately $3,805,301,000, exclusive of Deposits. At September 30, 1996, after giving effect to the issuance in October 1996 of the Company's 7 7/8% Notes and the related repurchase of certain of the Company's 10 3/8% Notes, the aggregate amount of the Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would be effectively ranked senior to the Guarantee and the Subordinated Debt Securities was approximately $3,837,391,000, exclusive of Deposits. See

"Capitalization." There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations including such indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debt Securities."

      GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT
                THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

               The terms of the Guarantee are those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), under which The Chase Manhattan Bank is acting as trustee (the "Guarantee Trustee"). The New Guarantee has been qualified under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

               The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to the Capital Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinate Obligations Under the Guarantee and the Subordinated Debt Securities." The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of the Capital Securities of its right against the Company to enforce payments of principal (and premium, if any) and interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder as described below under "-- Enforcement of Certain Rights By Holders of Capital Securities." See "Description of the Capital Securities," "Description of the Guarantee" and "Description of the Subordinated Debt Securities." The Declaration provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

         ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

               If a Declaration Event of Default with respect to the Trust occurs and is continuing, then the holders of the Capital Securities would, except as provided below, rely on the enforcement by the Institutional

Trustee of its rights as holder of the Subordinated Debt Securities against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed such Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against such Institutional Trustee or any other person.

               Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against the Company a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default."

  OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT
                 DEFERRAL OF DISTRIBUTIONS ON CAPITAL SECURITIES

               The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 10 consecutive semiannual periods, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debt Securities. During each such Extension Period, semiannual distributions on the Capital Securities would also be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually (to the fullest extent permitted by law)) by the Trust. In the event that the Company exercises this right to defer interest payments on the Subordinated Debt Securities, and such deferral is continuing, or if there shall have occurred and be continuing any event of default under the Indenture or if the Company shall be in default with respect to the payment of its obligations under the Guarantee, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of the Company or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debt Securities (other than payments under the Guarantee and the Common Securities Guarantee) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

               During each Extension Period, if any, each holder of Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "Certain Federal Income Tax Consequences."

               The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

PROPOSED TAX LEGISLATION

                  On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally characterize as stock, and deny corporate issuers a deduction for interest in respect of, certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities and, based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "-- Redemption; Distribution" and "Description of the Subordinated Debt Securities -- Proposed Tax Legislation."

REDEMPTION; DISTRIBUTION

               The Company, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event) to dissolve the Trust, and, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." Upon the occurrence of a Tax Event, in certain circumstances described herein, the Company will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities redeemed by the Company on a pro rata basis. See "Description of the Capital Securities -- Tax Event Redemption" and "--Liquidation Distribution Upon Dissolution."

               Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences -- US Holders -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

               There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether in the secondary market or otherwise, or the Subordinated Debt Securities that a holder of the Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase the Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company's making payments on the Subordinated Debt Securities as and when required, and because holders of the Capital Securities may receive the Subordinated Debt Securities upon dissolution and liquidation of the Trust, purchasers of the Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of the Company. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

               The Indenture does not contain any provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

                  Holders of the Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities. Holders of the Capital Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Institutional Trustee and the holders of a majority of the Common Securities may amend the Declaration without the consent of the holders of the Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to register as an "investment company" under the 1940 Act (as defined herein) even if such action adversely affects the interests of such holders. See "Description of the Capital Securities -- Voting Rights" and "-- Removal of Trustees; Appointment of Successors."

TRADING PRICE

               Because the Capital Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debt Securities, the trading price of the Capital Securities may decline if interest rates rise.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

               The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

               To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

               The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of Capital Securities --General."

               The Old Capital Securities provide that, if the Exchange Offer is not consummated by August 19, 1997 (subject to extension in certain circumstances), the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the distribution rate thereon.

EXCHANGE OFFER PROCEDURES

               Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Trust, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                          LEUCADIA NATIONAL CORPORATION

               The Company is a diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, life and health insurance, banking and lending and manufacturing. The Company concentrates on return on investment and cash flow to build long-term shareholder value, rather than emphasizing volume or market share. Additionally, the Company continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses in order to maximize shareholder value.

               Shareholders' equity has grown to $1,120,353,000 at September 30, 1996 from a deficit of $7,657,000 at December 31, 1978 (prior to the acquisition of a controlling interest in the Company by the Company's Chairman and President), and book value per common share has grown to $18.57 at September 30, 1996 from negative $.11 at December 31, 1978. The Company's Chairman and President and their families beneficially own in the aggregate approximately 35% of the Company's outstanding Common Shares.

               The Company's principal operations are its insurance businesses, where it is a specialty markets provider of property and casualty and life insurance products to niche markets. The Company's principal personal lines insurance products are automobile insurance, homeowners insurance, graded benefit life insurance marketed primarily to the age 50-and-over population and variable annuity products. The Company's principal commercial lines are property and casualty products provided for multi-family residential real estate, retail establishments and taxicabs and other livery vehicles in the New York metropolitan area. For the year ended December 31, 1995, the Company's insurance segments contributed 78% of total revenues and, at December 31, 1995, constituted 77% of consolidated assets.

               The property and casualty insurance industry, which is highly regulated and competitive, has historically been cyclical in nature, with periods of less intense price competition and high underwriting standards generating significant profits, followed by periods of increased price competition and lower underwriting standards resulting in reduced profitability or loss. The current cycle of intense price competition has continued for a longer period than in the past, suggesting that the significant infusion of capital into the industry in recent years, coupled with larger investment returns has been, and may continue to be, a depressing influence on policy rates. As indicated in the Selected Financial Data included herein, the statutory combined ratios for the Company's property and casualty business have been better than the industry averages for each of the past five years. This has been due, in part, to the Company's low expense ratio.

               The Company's insurance subsidiaries have a diversified investment portfolio of securities, substantially all of which are issued or guaranteed by the U.S. Treasury or by U.S. governmental agencies or are rated "investment grade" by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Service. Investments in mortgage loans, real estate and non-investment grade securities represented 5.0% of the insurance subsidiaries' portfolio at September 30, 1996.

               The Company's banking and lending operations principally consist of making instalment loans to niche markets primarily funded by Deposits insured by the Federal Deposit Insurance Company. One of the Company's principal lending activities is providing automobile loans to individuals with poor credit histories. The Company's manufacturing operations primarily manufacture products for the "do-it-yourself" home improvement market and for industrial markets.

               At December 31, 1995, the Company had minimum tax loss carryforwards of approximately $141,600,000. The amount and availability of the tax loss carryforwards are subject to certain qualifications, limitations and uncertainties as more fully discussed in Note 14 of Notes to Consolidated Financial Statements contained in the Annual Report, incorporated by reference herein.

                          LEUCADIA NATIONAL CORPORATION
                             SELECTED FINANCIAL DATA

               The selected financial data set forth below has been derived from and should be read in conjunction with the audited financial statements and other financial information contained in the Annual Report and with the unaudited financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which are incorporated by reference herein. The selected historical financial information set forth below for the nine months ended September 30, 1996 and 1995 is unaudited; however, in the opinion of the Company's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1996 may not be indicative of annual results of operations.

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                                         ----------------------  ---------------------------------------------------------------
                                           1996         1995          1995         1994        1993        1992         1991
                                           ----         ----          ----         ----        ----        ----         ----
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
SELECTED INCOME STATEMENT DATA: (a)
Revenues.................................$1,140,935  $1,128,432   $1,558,314   $1,384,385  $1,408,058   $1,573,015   $1,086,748
Net securities gains (losses)............    34,658      11,559       20,027      (12,004)     51,923       51,778       50,391
Interest expense (b).....................    40,638      38,723       52,871       44,003      39,465       38,507       36,925
Insurance losses, policy benefits and
amortization of deferred acquisition
costs....................................   718,655     692,851      942,803      819,010     789,752      896,673      558,127
Income before income taxes and
cumulative effects of changes in
accounting principles....................    69,469      76,706      132,182      100,318     176,868      143,553       95,030
Income before cumulative effects of
changes in accounting principles (c).....    47,959      55,458      107,503       70,836     116,259      130,607       94,830
Cumulative effects of changes in
accounting principles....................        --          --           --           --     129,195           --           --
Net income...............................    47,959      55,458      107,503       70,836     245,454      130,607       94,830
Ratio of earnings to fixed charges:
(d)
     Excluding interest on Deposits......     3.51x       3.25x        3.84x        3.49x       5.80x        5.24x        4.54x
     Including interest on Deposits......     2.99x       2.79x        3.26x        3.08x       4.86x        4.14x        3.27x
Per share:
     Primary earnings per common and
     dilutive common equivalent share:
         Income before cumulative
           effects of changes in
           accounting principles.........      $.79        $.94        $1.81        $1.22       $1.98        $2.67        $2.00
         Cumulative effects of changes
           in accounting principles......        --          --           --           --        2.21           --           --
                                               ----        ----        -----        -----       -----        -----        -----
             Net income..................      $.79        $.94        $1.81        $1.22       $4.19        $2.67        $2.00
                                               ====        ====        =====        =====       =====        =====        =====
     Fully diluted earnings per common
     share:
         Income before cumulative
           effects of changes in
           accounting principles.........      $.79        $.93        $1.77        $1.21       $1.94        $2.66        $1.98
         Cumulative effects of changes
           in accounting principles......        --          --           --           --        2.10           --           --
                                               ----        ----        -----        -----       -----        -----        -----
             Net income..................      $.79        $.93        $1.77        $1.21       $4.04        $2.66        $1.98
                                               ====        ====        =====        =====       =====        =====        =====
     Number of shares used in calculation
         Primary.........................    60,556      58,927       59,271       58,202      58,539       48,870       47,409
         Fully diluted...................    64,037      62,481       62,807       61,715      61,486       49,032       47,835



                                                  AT
                                             SEPTEMBER 30,                             AT DECEMBER 31,
                                          ----------------- ---------------------------------------------------------------------
                                                 1996         1995          1994           1993         1992             1991
                                                 ----         ----          ----           ----         ----             ----
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED BALANCE SHEET DATA:  (a)
     Cash and investments...............     $3,146,002    $3,146,639    $2,764,890    $2,989,384     $3,371,624     $3,627,542
     Total assets ......................      5,168,070     5,107,874     4,674,046     4,689,272      4,330,580      4,590,096
     Debt, including current maturities.        494,332       520,862       425,848       401,335        225,588        220,728
     Customer banking deposits..........        210,731       203,061       179,888       173,365        186,339        194,862
     Common shareholders' equity........      1,120,353     1,111,491       881,815       907,856        618,161        365,495
     Book value per Common Share........         $18.57        $18.47        $15.72        $16.27         $11.06          $7.95



                                               NINE MONTHS ENDED
                                                  SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                             ----------------------  ----------------------------------------------------------
                                                 1996        1995        1995        1994        1993       1992       1991
                                                 ----        ----        ----        ----        ----       ----       ----
SELECTED INFORMATION ON PROPERTY
  AND CASUALTY INSURANCE
  OPERATIONS (Unaudited): (a)(e)(f)
      GAAP Combined Ratio.................     104.9%     103.3%      103.5%       99.1%      96.9%      101.7%        102.1%
      SAP Combined Ratio..................     101.6%      99.9%      101.2%       98.8%      93.7%      102.8%        103.3%
      Industry SAP Combined Ratio (g).....     106.0%     105.6%      106.4%      108.4%     106.9%      115.7%        108.8%
      Premium to Surplus Ratio (h)........        N/A        N/A        1.8x        1.9x       1.6x        2.0x          2.2x

(a)   Data includes acquired companies from date of acquisition.

(b)   Includes interest on Deposits of $12,034,000, $8,304,000, $9,001,000,
      $11,954,000 and $15,138,000 for the years ended December 31, 1995, 1994,
      1993, 1992 and 1991, respectively, and $9,461,000 and $8,838,000 for the nine month periods ended September 30, 1996 and 1995, respectively.

(c) The provision for income taxes for the years ended December 31, 1995, 1994 and 1993 and for the nine month periods ended September 30, 1996 and 1995 were calculated under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which does not reflect the benefit from utilization of tax loss carryforwards. The provision for income taxes for the years ended December 31, 1992 and 1991 have been reduced for the benefit from utilization of tax loss carryforwards.

(d) For purposes of computing these ratios, earnings represent consolidated pre-tax income before cumulative effects of changes in accounting principles and equity in undistributed earnings or loss of less than 50% owned companies, plus "fixed charges." Fixed charges excluding interest on Deposits include interest expense (other than on Deposits), the portion of net rental expense representative of the interest factor and amortization of debt expense. Fixed charges including interest on Deposits include all interest expense, the portion of net rental expense representative of the interest factor and amortization of debt expense.

(e) Combined Ratios and the Premium to Surplus Ratios include both Colonial Penn Group, Inc. and its subsidiaries for the relevant periods since August 16, 1991 and Empire Insurance Company.

(f) The Combined Ratio is the sum of the Loss Ratio and the Underwriting Expense Ratio determined in accordance with generally accepted accounting principles ("GAAP") or statutory accounting principles ("SAP"), as the case may be. The Loss Ratio is the ratio of incurred losses and loss adjustment expenses to net premiums earned. The Expense Ratio is the ratio of underwriting expenses (policy acquisition costs, commissions and a portion of administrative, general and other expenses attributable to underwriting operations) to net premiums written, if determined in accordance with SAP, or to net premiums earned, if determined in accordance with GAAP. A Combined Ratio under 100% indicates an underwriting profit and a Combined Ratio above 100% indicates an underwriting loss. The Combined Ratio does not include the effect of investment income. Certain accident and health insurance business, which is included in the statutory results of operations of the property and casualty insurance segment and is reflected in the SAP Combined Ratio, is reported in the life insurance segment for financial reporting purposes and therefore is not included in the GAAP Combined Ratios reflected herein. For the nine month periods ended September 30, 1996 and 1995, the difference between the GAAP Combined Ratio and the SAP Combined Ratio principally reflects adjustments to SAP reinsurance reserves and, in 1996, the accounting for certain expenses which are treated differently under SAP and GAAP. For 1995, a change in the statutory

                                       23


      accounting treatment for retrospectively rated reinsurance agreements was the principal reason for the difference between the GAAP Combined Ratio and the SAP Combined Ratio. For 1993, the difference in the treatment of costs for GAAP and SAP purposes was a principal reason for the difference between the GAAP Combined Ratio and the SAP Combined Ratio. For 1992, the results of certain accident and health insurance business had a non-recurring income item which reduced the SAP Combined Ratio. In addition, in 1992, certain income credits were recognized only for GAAP purposes.

(g) Source: Best's Aggregate & Averages, Property/Casualty, 1996 edition, with respect to annual information for 1991 through 1995, and Best Week P/C Supplement, December 23, 1996 Release 13, with respect to interim information for 1996 and 1995. Industry Combined Ratios may not be fully comparable as a result of, among other things, differences in geographical concentration and in the mix of property and casualty insurance products.

(h) The Premium to Surplus Ratio was calculated by dividing statutory property and casualty insurance premiums written by statutory capital at the end of the year.

                                 CAPITALIZATION

                  The following table sets forth the September 30, 1996 unaudited consolidated capitalization of the Company and its subsidiaries (a) as reported, (b) as adjusted before the offering of the Old Capital Securities (the "Offering") to reflect the issuance of $135,000,000 principal amount of the 7 7/8% Notes and the use of proceeds therefrom for the purchase of $102,656,000 aggregate principal amount of the 10 3/8% Notes and (c) as adjusted for the Offering. This table should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                                                            SEPTEMBER 30, 1996 (UNAUDITED)
                                                            ------------------------------
                                                                          AS
                                                                       ADJUSTED           AS
                                                                        BEFORE         ADJUSTED
                                                            AS            THE           FOR THE
                                                         REPORTED      OFFERING        OFFERING
                                                         --------      --------        --------
                                                                (DOLLARS IN THOUSANDS)
Long-term debt (a):
   Revolving bank credit agreement
      borrowings.................................    $     --      $     --       $      --
   Term loans with banks, due in 1999............         50,000       50,000          50,000
   7 3/4% Senior Notes due 2013, less
      debt discount of $844......................         99,156       99,156          99,156
   Industrial revenue bonds......................          4,900        4,900           4,900
   Other senior debt.............................         15,811       15,811          15,811
   7 7/8% Senior Subordinated Notes
      due 2006, less debt discount of $693.......          --         134,307         134,307
   8 1/4% Senior Subordinated Notes
      due 2005...................................        100,000      100,000         100,000
   10 3/8% Senior Subordinated Notes
       due 2002..................................        124,465(b)    22,248(c)       22,248(c)
   5 1/4% Convertible Subordinated
      Debentures due 2003........................        100,000      100,000         100,000
                                                      ----------   ----------      ----------
       Total long-term debt, including
        current maturities.......................        494,332      526,422         526,422
                                                      ----------   ----------      ----------
Company-obligated mandatorily
   redeemable preferred securities of
   subsidiary trust (d)..........................             --           --         150,000
                                                      ----------   ----------      ----------
Shareholders' Equity (e):
      Common shares, par value $1 per
      share, authorized 150,000,000
      shares; 60,345,525 shares issued
      and outstanding, after deducting
      shares held in treasury....................         60,346       60,346          60,346
      Additional paid-in capital.................        160,681      160,681         160,681
      Net unrealized (loss) on
       investments...............................         (9,960)      (9,960)         (9,960)
      Retained earnings..........................        909,286      902,386(f)      902,386(f)
                                                      ----------   ----------      ----------
        Total shareholders' equity...............      1,120,353    1,113,453       1,113,453
                                                      ----------   ----------      ----------
           Total.................................     $1,614,685   $1,639,875      $1,789,875
                                                      ==========   ==========      ==========

                                       25


(a)Excludes Deposits of approximately $210,731,000. For information with respect to interest rates, maturities, priorities and restrictions related to outstanding long-term debt, see Note 10 of Notes to Consolidate Financial Statements contained in the Annual Report.

(b)Less debt discount of $535,000.

(c)Less debt discount of $96,000.

(d)The assets of the Trust consist solely of approximately $154,640,000 in aggregate principal amount of the Subordinated Debt Securities with an interest rate of 8.65% and a maturity date of January 15, 2027.

(e)For information with respect to stock options and contingent obligations, see Notes 11 and 17 of Notes to Consolidated Financial Statements contained in the Annual Report.

(f)Reflects a $6,900,000 extraordinary loss, net of taxes, related to the early extinguishment of the 10 3/8% Notes.

                              ACCOUNTING TREATMENT

                  The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Capital Securities shown as Company-obligated mandatorily redeemable preferred securities of a subsidiary trust. In a footmote to the Company's audited financial statements there will be included a statement that the sole asset of the Trust is the Subordinated
Debt Securities (indicating the principal amount, interest rate and maturity date thereof). See "Capitalization."

                                 USE OF PROCEEDS

                  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

                  All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in Subordinated Debt Securities of the Company issued pursuant to the Indenture. The Company applied the net proceeds from the sale of the Old Subordinated Debt Securities (approximately $148 million) to its general funds to be used for general corporate purposes, which may include, from time to time, the redemption or the purchase, in the open market or in privately negotiated transactions or otherwise, of outstanding indebtedness of the Company, or for working capital, acquisitions or investment opportunities. Although the Company from time to time evaluates potential acquisitions and investment opportunities, it currently has no understandings, commitments or agreements with respect thereto. Pending such application, the net proceeds have been invested in domestic and foreign, short/intermediate-term obligations which are primarily investment grade.

                                    THE TRUST

                  The Trust is a statutory business trust created under Delaware law pursuant to (i) the Initial Declaration (as such Initial Declaration has been amended and restated, the "Declaration") and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on January 10, 1997. The Trust"s business and affairs are conducted by its trustees, each appointed by the Company as the holder of the Common Securities. At least one trustee of the Trust is required to be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee") and at least one trustee is required to be a financial institution that is unaffiliated with the Company and is eligible to act as property trustee and as indenture trustee pursuant to the terms set forth therein (the "Institutional Trustee" and together with the Delaware Trustee, the "Trustees").

                  The Chase Manhattan Bank initially is serving as Institutional Trustee and Chase Manhattan Bank Delaware initially is serving as Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority of the Common Securities are acting as administrators with respect to the Trust (the "Administrators"). The Administrators have been selected by the holders of a majority of the Common Securities. See "Description of the Capital Securities -- Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer. All of the Common Securities of the Trust are directly owned by the Company. The

Common Securities of the Trust rank pari passu, and payments are made thereon pro rata, with the Capital Securities of the Trust except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to payment from the Trust in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Company has acquired Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier dissolve as provided in the Declaration. The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust.

                  The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities issued by the Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Holders of Capital Securities are not and will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. See "Description of the Capital Securities -- Voting Rights" and "-- Removal of Trustees; Appointment of Successors." The Company, as borrower under the Indenture, has covenanted to pay all costs, expenses, debts and other obligations related to the Trust (other than in respect of the Trust Securities) and the offering and sale of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellaneous." The rights of the holders of the Capital Securities of the Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration with respect to the Trust, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

                  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by August 19, 1997 (subject to extension in certain circumstances), the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Capital Securities."

                  The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book entry transfer at DTC.

                  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debt Securities, of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debt Securities. The New Guarantee has been registered, and New Subordinated Debt Securities have been registered to the extent required to be registered, under the Securities Act.

TERMS OF EXCHANGE

                  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $150,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $l,000 in excess thereof.

                  The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

                  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Capital Securities."

                  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

                  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

                  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ADMINISTRATOR OR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

                  The term "Expiration Date" means 5:00 p.m., New York City time, on ___________, 1997, unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

                  The Company and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time,
(i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-l under the Exchange Act.

                  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE
OF NEW CAPITAL SECURITIES

                  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

                  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

                  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering Participant (as defined herein), which acknowledgement states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such Participant.

                  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

                  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

                  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

                  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

                  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

                  Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this

Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

                  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

                  Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

                  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                  (i) such tenders are made by or through an Eligible
         Institution;

                  (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

                  (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

                  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

                  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations or an Agent's Message in lieu thereof with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

                  The Company and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

                  Determination Of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company or the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

                  The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

                  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

                  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

                  Based on existing interpretations by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an "affiliate" of either the Company or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than a part of its market-making or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer, and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Neither the Company nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

                  Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Exchanging Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, an Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending one year after the Expiration Date (or longer, if required by the Registration Rights Agreement). See "Plan of Distribution." Any person, including any Exchanging Dealer, who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                  In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

                  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

                  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

                  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

                  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distributions have been made, from and after January 21, 1997.

CONDITIONS TO EXCHANGE OFFER

                  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

                  (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

                  (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                  (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                  (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                  (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                  (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or that any governmental approval has not been obtained, which approval the Company and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

                  (g) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company and the Trust, might materially impair the ability of the Trust or the Company to proceed with the Exchange Offer.

                  If the Company and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

                  The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  New York, New York  10001
                  Attention:  Corporate Trust Department
                  Telephone: (212)  ___________________
                  Facsimile: (212)  ___________________

                  Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

                  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

                  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                  Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF THE CAPITAL SECURITIES

                  The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee, The Chase Manhattan Bank, is acting as trustee for the Capital Securities under the Declaration. The Declaration has been qualified under the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to the Declaration (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), the Trust Act and the Trust Indenture Act.

GENERAL

                  The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Company. The Common Securities have equivalent terms to and rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds legal title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee is held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions in respect of the Capital Securities to the extent the Trust does not have available funds to pay distributions. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in liquidation amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default."

DISTRIBUTIONS

                  Distributions on the Capital Securities are fixed at a rate per annum of 8.65% of the stated liquidation amount of $1,000 per Capital Security, compounded semiannually (to the extent permitted by law). The term "distribution" as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month.

                   Distributions on the Capital Securities are cumulative from January 21, 1997, the date of original issuance of the Old Capital Securities, and will be payable (subject to extensions of distribution payment periods as described herein) semiannually in arrears on January 15 and July 15 of each year (each, a "Distribution Payment Date"), commencing July 15, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

                  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time, subject to the conditions described below, although such interest will continue to accrue on the Subordinated Debt Securities at a rate of 8.65% per annum, compounded semiannually (to the extent permitted by law) during any Extension Period. If such right is exercised, semiannual distributions on the Capital Securities will also be deferred (though such distributions will continue to accrue at the distribution rate of 8.65% per annum compounded semiannually (to the extent permitted by law)), during any Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while the Company is in default on the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire the capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debt Securities (other than payments under the Guarantee and the Common Securities Guarantee) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period in respect of the Subordinated Debt Securities, the Company may further extend the interest payment period; provided that each such Extension Period in respect of the Subordinated Debt Securities, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period in respect of the Subordinated Debt Securities and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities -- Interest," "-- Option to Extend Interest Payment Period" and "-- Certain Covenants." If distributions are deferred, the distributions due on such Capital Securities shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

                  Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

                  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company." At any time when the Capital Securities are not held solely in book-entry only form, the Administrators shall select record dates, which shall be 15 days prior to the relevant payment date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

REDEMPTION

                  The Subordinated Debt Securities will mature on January 15, 2027 and may be redeemed by the Company at par, together with accrued and unpaid interest thereon to the date of redemption, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event. In addition, the Subordinated Debt Securities may be redeemed by the Company, in whole or in part, at anytime and from time to time on or after January 15, 2007, other than upon the occurrence of a Tax Event, at the call prices (expressed as a percentage of the principal amount) specified below:

   If redeemed during the
  12-month period beginning
         January 15,                                               Call Price
         -----------                                               ----------
         2007.................................................      104.2790%
         2008.................................................      103.8511
         2009.................................................      103.4232
         2010.................................................      102.9953
         2011.................................................      102.5674
         2012.................................................      102.1395
         2013.................................................      101.7116
         2014.................................................      101.2837
         2015.................................................      100.8558
         2016.................................................      100.4279

and thereafter at 100% of the principal amount (each a "Call Price"), together, in each case, with accrued and unpaid interest thereon to the date of redemption.

                  Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis (i) at $1,000 per Trust Security, plus accrued and unpaid distributions to the date of repayment (in the case of repayment at maturity) or (ii) at the applicable Redemption Price (in the case of payment on redemption), Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities

-- Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under " -- Book-Entry Only Issuance -- The Depository Trust Company."

TAX EVENT REDEMPTION

                  "Tax Event" means the receipt by the Trustees of an opinion of a nationally recognized independent tax counsel to the Company experienced in such matters to the effect that, as a result of (a) any amendment to clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (ii) any portion of interest payable by the Company to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes, or (iii) the Company could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined herein).

                  If, at any time, a Tax Event should occur and be continuing, and the Company receives an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described in "-- Liquidation Distribution Upon Dissolution," the Company shall have the right at any time, within 90 days following the occurrence of such Tax Event, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities, in whole or in part, for cash so long as such Tax Event is continuing, at par plus any accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption") and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the applicable Redemption Price; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period and before any such notice is given, the adverse effects of the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

REDEMPTION PROCEDURES

                  The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all such Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

                  If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then on the redemption date, provided that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." With respect to Capital Securities that are certificated securities, provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Capital Securities and all rights of holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by the Company pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

                  In the event that fewer than all of the outstanding Trust Securities are to be redeemed, Trust Securities will be redeemed on a pro rata basis in accordance with the procedures of DTC as described under "-- Book-Entry Only Issuance -- The Depository Trust Company."

                  In the event of any redemption of Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any certificated security during a period beginning at the opening of business 15 days before any selection for redemption of Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Capital Securities to be so redeemed or (ii) register the transfer of or exchange any certificated securities so selected for redemption, in whole or in part, except for the unredeemed portion of any certificated securities being redeemed in part.

                  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided that the acquiror is not the holder of the Common Securities or the obligor under the Subordinated Debt Securities, the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

                  In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for the Trust Securities. Upon any Liquidation in which the Subordinated Debt Securities are distributed, if at the time of such Liquidation the Capital Securities are rated by at least one nationally recognized statistical rating organization, the Company will use its best efforts to obtain from at least one nationally recognized statistical rating organization a rating for the Subordinated Debt Securities.

                  The Company, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

                  Pursuant to the Declaration, the Trust shall dissolve on the first to occur of (i) January 15, 2052, the expiration of the term of the Trust,
(ii) the bankruptcy of the Company, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to the Company, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of the Subordinated Debt Securities to the holders of the Trust Securities upon exercise of the right of the holder of all of the outstanding Common Securities of the Trust to dissolve the Trust as described above, (v) the entry of a decree of judicial dissolution of the Company or the Trust, or (vi) upon the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

                  If a Liquidation occurs as described in clause (i), (ii),
(iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Trustees as expeditiously as such Trustees determine to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust, to the extent not satisfied by the Company, the Subordinated Debt Securities, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust, to the extent not satisfied by the Company, an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause
(iv) above shall occur only if the Institutional Trustee determines that such Liquidation is possible by distributing the Subordinated Debt Securities to the holders of the Trust Securities, after satisfaction of liabilities of creditors of the Trust, to the extent not satisfied by the Company.

                  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the holders of the Trust Securities on a pro rata basis. The holders of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Liquidation pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

                  After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Certificate (as defined herein) or Certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in Subordinated Debt

Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

                  There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether in the secondary market or otherwise, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Capital Securities.

DECLARATION EVENTS OF DEFAULT

                  An event of default under the Indenture in respect of the Subordinated Debt Securities (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

                  Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of (or premium, if any) and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

                  Except as described below, under the Trust Act and under " -- Removal of Trustees; Appointment of Successors" and "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

                  Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities of the Trust to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable (or in the case of redemption, the redemption date), then a holder of record of Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless (x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of interest or principal of (or premium, if any) on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

                  In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grant or trust for United States federal income tax purposes.

                  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

                  Any required approval or direction of holders of Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

                  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

                  The procedures by which holders of Capital Securities issued in book-entry form may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

REMOVAL OF TRUSTEES; APPOINTMENT OF SUCCESSORS

                  Unless an Indenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time and its successor appointed by the holder of a majority of the Common Securities. If an Indenture Event of Default has occurred and is continuing, a Trustee may be removed and its successor appointed by the holders of at least a majority in liquidation amount of Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

                  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of a majority of the Common Securities, and the Administrators shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such Trust's property, or to act as a separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case an Indenture Event of Default has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.

MODIFICATION OF THE DECLARATION

                  The Declaration may be amended from time to time by the Institutional Trustee and the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of the Company; (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); and (v) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition referred to in clauses (i), (ii) and (iii) hereof shall adversely affect the powers, preferences or special rights of the holders of such Capital Securities so long as they remain outstanding.

                  In addition, the Declaration may be modified and amended if approved by the Institutional Trustee and the holders of a majority of the Common Securities (and in certain circumstances the Delaware Trustee), provided that, if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would materially adversely affect only the Capital Securities or only the Common Securities,then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

                  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or (ii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

                  Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of Capital Securities to receive payments of distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

                  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise described in "-- Liquidation Distribution upon Dissolution." The Trust may, at the request of the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which such Capital Securities are then listed or quoted, if any,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and
(viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

                  The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the "Global Certificates") will be issued, representing, in the aggregate, the New Capital Securities, and will be deposited with DTC.

                  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

                  DTC has advised the Company and the Trust that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants" accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

                  Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Director Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

                  To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

                  So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

                  DTC has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for certificated securities, which it will distribute to its Participants.

                  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                  Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

                  Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

                  Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

                  Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

                  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

                  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believes to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

                  The Old Capital Securities have been issued and may be transferred only in blocks having a stated liquidation amount of not less than $100,000 (100 Old Capital Securities). Any such transfer of Old Capital Securities in a block having a stated liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Old Capital Securities for any purpose, including but not limited to the receipt of distributions on such Old Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Old Capital Securities. The New Capital Securities will not be so restricted.

PAYMENT AND PAYING AGENCY

                  Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of certificated securities in non-book entry form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The Chase Manhattan Bank. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee, the Administrators and the Company. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Administrators shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Company).

REGISTRAR AND TRANSFER AGENT

                  The Institutional Trustee will act as registrar and transfer agent for the Capital Securities of the Trust.

                  Registration of transfers or exchanges of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

                  The Trust will not be required to register or cause to be registered the transfer or exchange of Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

                  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

                  Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee
(i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting on or in accordance with such instructions.

                  The Company and certain of its affiliates maintain a banking relationship with the Institutional Trustee and its affiliates.

GOVERNING LAW

                  The Declaration and the Capital Securities are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

                  The Administrators, the holders of a majority of the Common Securities and the Institutional Trustee are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. The Company has agreed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Institutional Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law or the Declaration, that the Institutional Trustee and such holders of Common Securities determine in their discretion to be necessary or desirable to achieve such end, even if such action adversely affects the interests of the holders of the Capital Securities.

                  Holders of the Capital Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

                  Set forth below is a summary of information concerning the Guarantee which has been executed and delivered for the benefit of the holders from time to time of the Capital Securities. The Chase Manhattan Bank is acting as Guarantee Trustee under the Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of the material terms of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the Trust.

GENERAL

                  Pursuant to the Guarantee, the Company has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on Capital Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust and (iii) upon Liquidation of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

                  The Guarantee does not apply to any payment of distributions except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent the Company has made payments of interest (or premium, if any) or principal or other payments on the Subordinated Debt Securities purchased by the Trust. See "Description of the Subordinated Debt Securities -- Certain Covenants." The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

                  Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against the Company, rather than having to proceed against the Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

                  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of an event of default under the Declaration, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by the Company on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

CERTAIN COVENANTS OF THE COMPANY UNDER THE GUARANTEE

                  In the Guarantee, the Company has covenanted that, so long as any Capital Securities remain outstanding, if the Company shall be in default under the Guarantee or there shall have occurred and be continuing any event that would constitute an event of default under the Declaration, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debt Securities (other than payments under the Guarantee and the Common Securities Guarantee) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

                  Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

                  The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debt Securities to the holders of all of the Capital Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under such Capital Securities or Guarantee.

EVENTS OF DEFAULT

                  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that, other than with respect to a default on any payment under the Guarantee, the Company shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

                  The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, the Company will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

                  The Company's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and are also effectively subordinated to claims of creditors of the Company's subsidiaries. The terms of the Capital Securities provide that each holder of Capital

Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. The right of the Company to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness of the Company, under any indenture that the Company may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

                  The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                  The Company and certain of its affiliates maintain a banking relationship with the Guarantee Trustee and its affiliates.

GOVERNING LAW

                  The Guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

                  The Old Subordinated Debt Securities were issued, and the New Subordinated Debt Securities will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of January 21, 1997 (the "Base Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture dated as of January 21, 1997 (the Base Indenture, as so supplemented, is herein referred to as the "Indenture"). Certain capitalized terms used herein are defined in the Indenture. This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) and those terms made a part of the Indenture by the Trust Indenture Act.

                  In certain circumstances, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

GENERAL

                  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debt Securities issued by the Company. The old Subordinated Debt Securities were and the New Subordinated Debt Securities exchanged for the Old Subordinated Debt Securities under the Exchange Offer will be issued as unsecured debt under the Indenture. Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate stated liquidation amounts of the Trust Securities.

                  The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on January 15, 2027.

                  If the Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Subordinated Debt Securities will, with respect to Capital Securities held in book-entry only form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the liquidation amount of such Capital Securities and, with respect to such Capital Securities held in certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See "-- Book-Entry Issuance and Settlement" below. Subordinated Debt Securities deemed to be represented by a Capital Security certificate will be issued in certificated form upon presentation for transfer or reissuance. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated non-book entry form, interest and principal (and premium, if any) will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided that payment of interest may be made, at the option of the Company, by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of interest and principal (and premium, if any) on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

                  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

                  The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made (in cash, property, securities, by set-off or otherwise) if (i) any Senior Indebtedness of the Company is not paid

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

when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

                  The term "Senior Indebtedness" means, with respect to the Company (except any other obligations which rank pari passu with or junior to the Subordinated Debt Securities), (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed, and
(B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current of future indebtedness under any indenture (other than the Indenture) to which the Company is party; (ii) all capital lease obligations of the Company,
(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any indebtedness between or among the Company or any affiliate of the Company and (2) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities. Senior Indebtedness does not include Subordinated Debt Securities or any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Subordinated Debt Securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                  The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

                  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. The amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would be effectively ranked senior to the Guarantee and the Subordinated Debt Securities (exclusive of Deposits) was approximately $3,805,301,000 at September 30, 1996 and, after giving effect to the issuance of the 7 7/8% Notes in October 1996 and the related repurchase of the 10 3/8% Notes, was approximately $3,837,391,000 (exclusive of Deposits) at September 30, 1996.

REDEMPTION

                  The Company may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after January 15, 2007 upon not less than 30 nor more than 60 days' notice, at the Call Price described under "Description of the Capital Securities -- Redemption," plus accrued and unpaid interest to the redemption date.

                  In addition, Subordinated Debt Securities may be redeemed by the Company at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Capital Securities -- Tax Event Redemption," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.

INTEREST

                  Subordinated Debt Securities bear interest at the rate of 8.65% per annum, from the original date of issuance of the Old Subordinated Debt Securities, payable semiannually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest, Additional Interest or any Special Payment payable, unless otherwise stated. In the event the Subordinated Debt Securities are not held solely in book-entry only form, the Company will select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

                  So long as the Company is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed Extension Period is unpaid, the Company shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 10 consecutive semiannual periods and none extending beyond the maturity date of the Subordinated Debt Securities, provided, however, that on the date on which each such Extension Period ends or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, the Company shall pay all interest then accrued and unpaid, together with interest thereon at the rate of 8.65% per annum, compounded semiannually (to the extent permitted by applicable law) ("Compounded Interest"). During any Extension Period (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock, or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debt Securities (other than payments under the Guarantee and the Common Securities Guarantee) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities.

                  If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Administrators, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Administrators are required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. An Administrator shall give notice of the Company's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of such Subordinated Debt Securities notice of its initiation of such Extension Period 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to holders of such Subordinated Debt Securities (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or interest payment date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

                  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

                  On March 19, 1996, President Clinton proposed the Proposed Legislation that would among other things, generally characterize as stock, and deny corporate issuers a deduction for interest in respect of, certain debt obligations issued on or after December 7, 1995, if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities and, based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the proposed legislation is enacted with retroactive effect with regard to the Subordinated Debt Securities, the Company will not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities -- Tax Event Redemption" and "Risk Factors."

CERTAIN COVENANTS

                  If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein) under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities), (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debt Securities (other than payments under the Guarantee or the Common Securities Guarantee) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

                  For so long as the Trust Securities remain outstanding, the Company will covenant to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities. The Administrators and the holder of a majority of the Common Securities each will covenant to use their respective reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

                  Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other entity (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of the Company under the Subordinated Debt Securities and under the Indenture, to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which the Company shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and thereupon the Company will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

                  The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an "Event of Default" with respect to the Subordinated Debt Securities:

                  (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest or Additional Interest in respect thereof or any Special Payment, when due (subject to deferral of any due date in the case of an Extension Period); or

                  (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; or

                  (c) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Debt Trustee or to the Company and the Debt Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; or

                  (d) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to the Company by the Debt Trustee or to the Company and the Debt Trustee by the holders of not less than 25% in aggregate principal amount of Subordinated Debt Securities; or

                  (e) certain events of bankruptcy, insolvency or reorganization of the Company; or

                  (f) the Liquidation of the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

                  The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

                  The Indenture provides that if an Event of Default in respect of the Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding.

                  No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Subordinated Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

                  The holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.
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
                  An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of the Capital Securities of the Trust, in certain circumstances, have the right to direct the Institutional Trustee of the Trust to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default" and " -- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) on the Subordinated Debt Securities on the respective dates such interest or principal (or premium, if any) is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of record of Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder directly of the principal of (or premium, if any) or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the Subordinated Debt Securities, and the Company shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by the Company to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Capital Securities -- Declaration Events of Default" and " -- Voting Rights," the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

                  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall without the consent of the holder of each Subordinated Debt Security so affected (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification.

                  The Company and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt
Securities: (i) to evidence the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to the Indenture; (ii) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (iv) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of Subordinated Debt Securities

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

is required under the Securities Act); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

DISCHARGE

                  The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Debt Trustee, and the Company deposits or causes to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the stated maturity or redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

THE DEBT TRUSTEE

                  The Company and certain of its affiliates maintain a banking relationship with the Debt Trustee and its affiliates.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

                  If distributed to holders of Capital Securities of the Trust in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debt Securities will, with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

                  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

                  Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor

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

Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

                  If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary for the Subordinated Debt Securities issued by the Trust with respect to Capital Securities held in book-entry form. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities would apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

                  None of the Company, the Trust, the Institutional Trustee, the Debt Trustee, any paying agent and any other agent of the Company, the Trust, the Institutional Trustee or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

                  A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

                  The Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

                  The Indenture provides that the Company will pay all fees and expenses related to (i) the offering and sale of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

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

                  The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except as otherwise provided in " -- Limitation on Mergers and Sales of Assets," the Indenture provides that it may not otherwise be assigned by the parties thereto.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                                AND THE GUARANTEE

                  As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by the Company in accordance with such Trust Securities.

                  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts, and other obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Trustees shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

                  Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by the Company as described under "Description of the Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay distributions on such Capital Securities. The Guarantee will not apply to any payment of distributions except to the extent that Trust has funds available for the payment of such distributions. The Guarantee will cover the payment of distributions and other payments on such Capital Securities only if and to the extent that the Company has made payments of interest or principal (or premium, if any) on the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Company of amounts when due on such Capital Securities.

                  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and " -- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceedings against the

Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal (or premium, if any) or interest on the Subordinated Debt Securities on the respective dates such principal (or premium, if any) or interest is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

                  The Subordinated Debt Securities and the Guarantee also are effectively subordinated to all existing and future liabilities, including trade payables and Deposits, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

                  In the opinion of Weil, Gotshal & Manges LLP, counsel to the Company and the Trust (the "Counsel"), the following discussion, insofar as it describes statements of law or legal conclusions, fairly summarizes the principal United States federal income tax consequences to the holders of Capital Securities attributable to the purchase, ownership and disposition of Capital Securities.

                  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

                  This summary deals only with Capital Securities held as a capital asset by a holder who or which purchased Capital Securities upon original issuance (an "Initial Holder"). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding Capital Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the federal income tax consequences to shareholders in, or partners or beneficiaries of, a holder of Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of Capital Securities, or
(c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

EXCHANGE OF CAPITAL SECURITIES

                  For United States federal income purposes, the exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be a taxable event to holders and should not be treated as an "exchange." Accordingly, there should be no United States federal income tax consequences as a result of the consummation of the Exchange Offer.

US HOLDERS

                   A "US Holder" is a holder of Capital Securities who or which is a citizen or individual resident of the United States for federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source.

         CHARACTERIZATION OF THE TRUST

                  In connection with the issuance of the Old Capital Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The discussion herein under the heading "Certain Federal Income Tax Consequences" assumes that the Trust will be so characterized. Accordingly, for federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities owned by the Trust, and each US Holder will be required to include all federal income or gain recognized for federal income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return. Investors should be aware that such tax opinion is not binding on the Internal Revenue Service (the "Service") or the courts.

         CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

                  In connection with the issuance of the Old Subordinated Debt Securities, Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Subordinated Debt Securities will be characterized for United States federal income tax purposes as debt of the Company. The discussion herein under the heading "Certain Federal Income Tax Consequences" assumes that the Subordinated Debt Securities will be so characterized. Investors should be aware that such tax opinion is not binding on the Service or the courts.

         ORIGINAL ISSUE DISCOUNT

                  Under the terms of the Subordinated Debt Securities, the Company has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of the Company's option to defer payments of interest if the likelihood of deferral is "remote."

                  The Company has concluded, and this discussion assumes, that, as of the date of issuance of the Old Subordinated Debt Securities, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu or junior to the Subordinated Debt Securities. In such case, the Subordinated Debt Securities should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for federal income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Service. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

                  Notwithstanding the foregoing, in the event the Company does exercise its option to defer payments of interest, the Subordinated Debt Securities would be treated as retired and reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for federal income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debt Securities. Subsequent distributions of interest on the Subordinated Debt Securities generally would not be taxable. The amount of OID that accrues in any period generally would equal the amount of interest that accrues on the Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

                  If the likelihood of exercise of Company's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis, whether or not the Company does exercise its option to defer payments of interest. The amount of OID that accrues in any period generally would equal the amount of interest that accrues on the Subordinated Debt Securities in that period at the stated interest rate.

                  Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

         MARKET DISCOUNT AND BOND PREMIUM

                  Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for federal income tax purposes).

         RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH
         UPON LIQUIDATION OF THE TRUST

                  Under certain circumstances described herein (See "Description of the Capital Securities"), the Company will have the right to distribute Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would not be a taxable event for federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities for federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For federal income tax purposes, a US Holder's holding period in the Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an

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

association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for federal income tax purposes.

                  Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See " -- Sales of Capital Securities" below.

         SALES OF CAPITAL SECURITIES

                  A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued but unpaid interest which has not yet been included in income, which will be treated as ordinary income). Assuming the Capital Securities are not deemed to be issued with OID, a US Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Capital Securities are deemed to be issued with OID (either upon original issuance or at the time the Company exercises its option to defer interest payments), a holder's tax basis in the Capital Securities generally will be its initial issue price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Capital Securities from and including the date the Capital Securities were deemed to be issued with OID. Except as noted above, any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

PROPOSED TAX LEGISLATION

                  On March 19, 1996, President Clinton proposed the Proposed Legislation that would, among other things, generally characterize as stock, and deny corporate issuers a deduction for interest in respect of, certain debt obligations issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, the Company will be able to deduct interest on the Subordinated Debt Securities and, based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply retroactively to the Subordinated Debt Securities. However, if the Proposed Legislation is enacted with retroactive effect with regard to the Subordinated Debt Securities, the Company will not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See " -- Redemption; Distribution" and "Description of the Subordinated Debt Securities -- Proposed Tax Legislation" and "Risk Factors."

NON-US HOLDERS

                  The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

                  Payments by the Trust to a holder of a Capital Security which is a Non-US Holder will generally not be subject to United States federal income tax or withholding of United States federal income tax if the income is not effectively connected with the conduct of a trade or business within the United States, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the beneficial owner of a Capital Security is not a bank with respect to which the Capital Security constitutes an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business, and (d) either (i) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

                  As discussed above (see "--Proposed Tax Legislation"), changes in legislation affecting the income tax consequences of the Subordinated Debt Securities are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Moreover, any such legislation could adversely affect, as the Proposed Legislation would have adversely affected, Non-US Holders by characterizing income derived from the Subordinated Debt Securities as dividends, generally subject to a 30% United States federal income tax (on a withholding basis) when paid to a Non-US Holder (subject to reduction under applicable treaties), rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

                  Under current law, a Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security provided such holder is not engaged or considered to be engaged in the conduct of a trade or business in the United States or, in the case of an indvidual Non-US Holder, such holder is present in the United States for less than 183 days in the taxable year of the sale or other disposition of a Capital Security.

                  A Non-US Holder which holds Capital Securities in connection with the conduct of a United States trade or business will be subject to United States federal income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

INFORMATION REPORTING; BACKUP WITHHOLDING

                  The Trust intends to report income on the Capital Securities for a calendar year to holders of record on Forms 1099 by the following January 31st. Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided that the required information is provided to the Service.

                  THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES. POTENTIAL HOLDERS OF CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

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

                              PLAN OF DISTRIBUTION

                  Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________, 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

                  The Company and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by an such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of one year after the date on which the Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                              ERISA CONSIDERATIONS

                  Each fiduciary of a Plan subject to ERISA should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                  The prohibited transaction rules of ERISA and Section 4975 of the Code apply to Plans, including individual retirement accounts and entities deemed to hold plan assets by reason of Department of Labor regulation, 29 C.F.R. ss.ss. 2510.3-101 ("Plan Assets Regulation") or applicable law, of such employee benefit plans, accounts or plans (collectively "Plans"). Such rules prohibit certain transactions involving "plan

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

assets" of a Plan with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

                  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of Plans acquiring Capital Securities if (i) the Capital Securities constitute publicly offered securities, or (ii) immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans and other benefit plan investors within the meaning of the Plan Assets Regulation (collectively, "Benefit Plan Investors"), excluding for this purpose any Trust Securities owned by the Institutional Trustee, the Delaware Trustee, the Company, the Administrators or any of their affiliates. The Plan Assets Regulation states that a beneficial interest in a trust is an equity interest. The acquisition of Capital Securities (i) by at least 100 persons who are independent of one another (at the completion of the initial offering or otherwise) for purposes of satisfying the definition of a publicly offered security or (ii) by Benefit Plan Investors, will not be monitored. Therefore, no assurances can be provided by the Initial Purchasers that the assets of the Trust would not be treated as "plan assets" of Plans owning Capital Securities at any time.

                  Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code if the assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

                  The DOL has issued five PTCEs that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 96-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                  Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                  The foregoing discussion with respect to Plans and other Benefit Plan Investors is general in nature and is not intended to be all inclusive.

                                  LEGAL MATTERS

                  Certain matters of Delaware law relating to the validity of the New Capital Securities and the creation of the Trust will be passed upon on behalf of the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Trust and the Company. The validity under New York law of the Subordinated Debt Securities and the Guarantee will be passed upon for the Company and the Trust by Weil, Gotshal & Manges LLP, New York, New York. Certain United States federal income tax matters have been, and will be in connection with the Exchange Offer, passed upon for the Company and the Trust by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

                  The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS EXCEPT AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.





                                TABLE OF CONTENTS
                                                                   Page

     Available Information.......................................    2
     Incorporation of Certain Documents by
       Reference.................................................    3
     Summary.....................................................    4
     Risk Factors................................................   14
     Leucadia National Corporation...............................   20
     Selected Financial Data.....................................   21
     Capitalization..............................................   25
     Accounting Treatment........................................   27
     Use of Proceeds.............................................   27
     The Trust...................................................   27
     The Exchange Offer..........................................   29
     Description of the Capital Securities.......................   39
     Description of the Guarantee................................   53
     Description of the Subordinated Debt Securities.............   56
     Effect of Obligations Under the Subordinated
       Debt Securities and the Guarantee.........................   67
     Certain Federal Income Tax Consequences.....................   68
     Plan of Distribution........................................   73
     ERISA Considerations........................................   74
     Legal Matters...............................................   75
     Experts.....................................................   75


                                  $150,000,000


                                LEUCADIA CAPITAL
                                     TRUST I

                               8.65% CAPITAL TRUST
                            PASS-THROUGH SECURITIES(SM)
                                    (TRUPS(SM))


                           (LIQUIDATION AMOUNT $1,000
                              PER CAPITAL SECURITY)


                            FULLY AND UNCONDITIONALLY
                       GUARANTEED, AS DESCRIBED HEREIN, BY


                                LEUCADIA NATIONAL
                                   CORPORATION


                                   PROSPECTUS

                              DATED ________, 1997

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

                  Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Article V of the Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.

                  Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

                  Article Sixth of the Company's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

ITEM 21.  EXHIBITS.


EXHIBIT NO.       DESCRIPTION OF EXHIBIT

4.1 Indenture, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Trustee.

4.2 First Supplemental Indenture, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Trustee, in respect of the Company's 8.65% Junior Subordinated Deferrable Interest Debentures due 2027.

4.3 Form of Junior Subordinated Deferrable Interest Debenture (included in the First Supplemental Indenture filed as Exhibit 4.2 to this Registration Statement).

4.4     Certificate of Trust of Leucadia Capital Trust I dated January 10, 1997.

4.5 Amended and Restated Declaration of Trust of Leucadia Capital Trust I (the "Trust"), dated as of January 21, 1997, among the Company, as sponsor, the Administrators thereof, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Institutional Trustee and the holders from time to time of undivided interests in the assets of the Trust.**

4.6 Form of Capital Security Certificate for the Trust (included in the Amended and Restated Declaration filed as Exhibit 4.5 to this Registration Statement).

4.7 Capital Securities Guarantee Agreement, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Guarantee Trustee.

4.8 Registration Rights Agreement, dated January 21, 1997, among the Company, the Trust and Salomon Brothers Inc., as Representative for the limited Purchasers.

5.1 Opinion of Richards, Layton & Finger as to validity of the New Capital Securities.**

5.2 Opinion of Weil, Gotshal & Manges LLP as to validity of the New Subordinated Debt Securities and the New Guarantee to be issued by the Company.**

8       Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.**

12 Statement of Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to the Company's Registration Statement on Form S-3, File No. 333-59463).*

23.1    Consent of Cooper & Lybrand L.L.P.

23.2    Consent of Richards, Layton & Finger (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

23.3    Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
        Exhibit 5.2 to this Registration Statement).

23.4 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8 to this Registration Statement).

24      Powers of Attorney (included on signature page of this Part II).

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture.**

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration.**

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities.**

99.1    Form of Letter of Transmittal.**

99.2    Form of Notice of Guaranteed Delivery.**

99.3    Form of Exchange Agent Agreement.**

___________
*  Incorporated by reference.
** To be filed by amendment.


ITEM 22.  UNDERTAKINGS.

                  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  Each of the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 5th day of February, 1997.

                                    LEUCADIA NATIONAL CORPORATION



                                    By:      /s/ JOSEPH A. ORLANDO
                                             ----------------------
                                             JOSEPH A. ORLANDO
                                             VICE PRESIDENT AND CHIEF FINANCIAL
                                               OFFICER


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Mara, Joseph A. Orlando and Barbara L. Lowenthal, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on the date set forth above.


      SIGNATURE                   TITLE                                     DATE
      ---------                   -----                                     ----
/s/ IAN M. CUMMING              Chairman of the Board (Principal Executive  February 5, 1997
------------------------------- Officer)
     (IAN M. CUMMING)


/s/ JOSEPH S.  STEINBERG        President and Director                      February 5, 1997
------------------------------- (Principal Executive Officer)
     (JOSEPH S. STEINBERG)


/s/ JOSEPH A. ORLANDO           Vice President and Chief Financial Officer  February 5, 1997
------------------------------- (Principal Financial Officer)
     (JOSEPH A. ORLANDO)


/s/ BARBARA L. LOWENTHAL        Vice President and Comptroller              February 5, 1997
------------------------------- Principal Accounting Officer)
     (BARBARA L. LOWENTHAL)


                                 II-4


/s/ PAUL M. DOUGAN               Director                                   February 5, 1997
-------------------------------
    (PAUL M. DOUGAN)

/s/ LAWRENCE D. GLAUBINGER       Director                                   February 5, 1997
-------------------------------
    (LAWRENCE D. GLAUBINGER

/s/ JAMES E. JORDAN              Director                                   February 5, 1997
-------------------------------
    (JAMES E. JORDAN)

/s/ JESSE CLYDE NICHOLS, III     Director                                   February 5, 1997
-------------------------------
    (JESSE CLYDE NICHOLS, III)


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, Leucadia Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 5th day of February, 1997.


                                        LEUCADIA CAPITAL TRUST I



                                         By:      /s/ Joseph A. Orlando
                                                 ----------------------
                                                 Joseph A. Orlando
                                                 Administrator



                                        By:      /s/ Barbara L. Lowenthal
                                                 ------------------------
                                                 Barbara L. Lowenthal
                                                 Administrator

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION OF EXHIBIT

4.1 Indenture, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Trustee.

4.2 First Supplemental Indenture, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Trustee, in respect of the Company's 8.65% Junior Subordinated Deferrable Interest Debentures due 2027.

4.3 Form of Junior Subordinated Deferrable Interest Debenture (included in the First Supplemental Indenture filed as Exhibit 4.2 to this Registration Statement).

4.4     Certificate of Trust of Leucadia Capital Trust I dated January 10, 1997.

4.5 Amended and Restated Declaration of Trust of Leucadia Capital Trust I (the "Trust"), dated as of January 21, 1997, among the Company, as sponsor, the Administrators thereof, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Institutional Trustee and the holders from time to time of undivided interests in the assets of the Trust.**

4.6 Form of Capital Security Certificate for the Trust (included in the Amended and Restated Declaration filed as Exhibit 4.5 to this Registration Statement).

4.7 Capital Securities Guarantee Agreement, dated as of January 21, 1997, between the Company and The Chase Manhattan Bank, as Guarantee Trustee.

4.8 Registration Rights Agreement, dated January 21, 1997, among the Company, the Trust and Salomon Brothers Inc., as Representative for the limited Purchasers.

5.1 Opinion of Richards, Layton & Finger as to validity of the New Capital Securities.**

5.2 Opinion of Weil, Gotshal & Manges LLP as to validity of the New Subordinated Debt Securities and the New Guarantee to be issued by the Company.**

8       Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.**

12 Statement of Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to the Company's Registration Statement on Form S-3, File No. 333-59463).*

23.1    Consent of Cooper & Lybrand L.L.P.

23.2    Consent of Richards, Layton & Finger (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement).

23.3    Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
        Exhibit 5.2 to this Registration Statement).

23.4 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8 to this Registration Statement).

24      Powers of Attorney (included on signature page of this Part II).

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture.**

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration.**

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities.**

99.1    Form of Letter of Transmittal.**

99.2    Form of Notice of Guaranteed Delivery.**

99.3    Form of Exchange Agent Agreement.**

___________
*  Incorporated by reference.
** To be filed by amendment.





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